Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
865 South Figueroa Street
Suite 3400
Los Angeles, CA 90017
www.cbre.com

FOR IMMEDIATE RELEASE — February 18, 2004

For further information:
Kenneth Kay Senior Executive Vice President and Chief Financial Officer CB Richard Ellis 213.438.4833	Ronald Platisha Executive Vice President–Finance CB Richard Ellis 310.354.6044

CB Richard Ellis Group, Inc. Reports Fourth Quarter and Full Year 2003 Results

Los Angeles, CA - (February 18, 2004) — CB Richard Ellis Group, Inc. (formerly CBRE Holding, Inc.), parent corporation of CB Richard Ellis Services, Inc., the world’s largest commercial real estate services firm (based on 2002 revenue), today reported its results for the three and twelve months ended December 31, 2003.

Revenue totaled $621.3 million for the fourth quarter ended December 31, 2003, an increase of $244.8 million or 65.0% as compared to $376.5 million for the fourth quarter ended December 31, 2002.  Net loss totaled $10.1 million for the fourth quarter ended December 31, 2003 versus net income of $15.1 million for the same period last year. The net loss in the current period was mainly driven by $28.9 million of amortization expense resulting from intangible assets acquired in connection with the acquisition of Insignia Financial Group, Inc. (Insignia Acquisition) as well as merger (separately identified) and integration (included in operating, administrative and other expenses) related charges of $27.2 million associated with the Insignia Acquisition. The intangible asset amortization primarily pertains to the revenue backlog acquired in the Insignia transaction. Net income cannot be recognized from purchased backlog; hence this amortization expense offsets that portion of operating income that was generated from the Insignia backlog acquired. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $63.4 million for the fourth quarter ended December 31, 2003, an increase of $4.7 million or 8.0% from last year’s same period results.  This increase was achieved despite the deduction of the above-mentioned $27.2 million of merger and integration related charges.

Revenue totaled $1.6 billion for the twelve months ended December 31, 2003, which represents a $459.8 million or 39.3% increase over the $1.2 billion of revenue generated in the same period last year.  Net loss totaled $34.7 million for the twelve months ended December 31, 2003 versus net income of $18.7 million for the twelve months ended December 31, 2002.  The net loss in the current year was mainly due to the previously mentioned amortization expense of $60.4 million as well as merger and integration related charges which totaled $50.4 million for the year ended December 31, 2003. EBITDA for the twelve months ended December 31, 2003 was $132.8 million, a $2.1 million or 1.6% increase from last year’s same period results.  This increase was achieved despite the deduction of the above-mentioned $50.4 million of merger and integration related charges.

On February 18, 2004, at 7:00 a.m. Pacific time, the Company will hold a conference call with its bondholders to discuss its results for the quarter ended December 31, 2003.  To access the call, dial 888-273-9887, access code 720708 (outside the United States, please call 612-332-0923).  A transcript of the call will be available at www.cbre.com for review for twelve months after the call.

About CB Richard Ellis

Headquartered in Los Angeles, CB Richard Ellis is the world’s largest commercial real estate services firm (in terms of 2002 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide. The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; capital markets; appraisal and valuation; research; and consulting.  For more information, visit the company’s Web site at www.cbre.com.

CB Richard Ellis Group, Inc.
OPERATING RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenue	$621,257	$376,466	$1,630,074	$1,170,277

Costs and expenses:
Cost of services	311,545	183,587	796,408	547,093
Operating, administrative and other	234,503	137,122	678,397	501,798
Depreciation and amortization	39,051	6,507	92,622	24,614
Equity income from unconsolidated subsidiaries	(5,183)	(2,904)	(14,365)	(9,326)
Merger-related charges	17,022	(14)	36,817	36
Total costs and expenses	596,938	324,298	1,589,879	1,064,215

Operating income	24,319	52,168	40,195	106,062
Interest income	2,477	599	6,041	3,272
Interest expense	27,697	14,160	87,216	60,501

(Loss) income before provision (benefit) for income taxes	(901)	38,607	(40,980)	48,833
Provision (benefit) for income taxes	9,183	23,510	(6,276)	30,106

Net (loss) income	$(10,084)	$15,097	$(34,704)	$18,727

EBITDA	$63,370	$58,675	$132,817	$130,676

Operating income margin	3.9%	13.9%	2.5%	9.1%

EBITDA margin	10.2%	15.6%	8.1%	11.2%

EBITDA is calculated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Operating income	$24,319	$52,168	$40,195	$106,062
Add:
Depreciation and amortization	39,051	6,507	92,622	24,614

EBITDA	$63,370	$58,675	$132,817	$130,676

EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  EBITDA margin represents EBITDA divided by Revenue.  Management believes that the presentation of EBITDA and EBITDA margin will enhance a reader’s understanding of the Company’s operating performance.  EBITDA is also a measure used by senior management to evaluate the performance of the Company’s various lines of business and for other required or discretionary purposes, such as the use of EBITDA as a significant component when measuring performance under the Company’s employee incentive programs.  EBITDA should not be considered as an alternative to (i) operating income determined in accordance with accounting principles generally accepted in the United States of America, or (ii) operating cash flow determined in accordance with accounting principles generally accepted in the United States of America.  The Company’s calculation of EBITDA and EBITDA margin may not be comparable to similarly titled measures reported by other companies.

CB RICHARD ELLIS SERVICES, INC (1)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31, 2003	December 31, 2002

Assets:
Cash and cash equivalents	$160,872	$79,574
Restricted cash	14,899	—
Warehouse receivable (2)	230,790	63,140
Other current assets	459,139	223,351
Property and equipment, net	113,569	66,634
Goodwill and other intangible assets, net	948,539	668,219
Deferred compensation assets	76,389	63,642
Other assets	233,411	175,545

Total assets	$2,237,608	$1,340,105

Liabilities:
Current liabilities, excluding debt	$557,372	$288,891
Warehouse line of credit (2)	230,790	63,140
Senior secured term loan tranche A (3)	—	38,750
Senior secured term loan tranche B (3)	297,500	182,225
11 1/4% senior subordinated notes	226,173	225,943
9 3/4% senior notes	200,000	—
Other debt (4)	82,907	60,988
Deferred compensation liability	138,037	106,252
Other long-term liabilities	115,780	43,301

Total liabilities	1,848,559	1,009,490

Minority interest	6,656	5,615

Stockholders’ equity	346,921	263,137
16% senior notes of CB Richard Ellis Group	35,472	61,863

Total stockholders’ equity	382,393	325,000

Total liabilities and stockholders’ equity	$2,237,608	$1,340,105

(1)          CB Richard Ellis Services, Inc. is a wholly owned subsidiary of CB Richard Ellis Group, Inc.

(2)          Includes Freddie MAC loan receivables and related non-recourse warehouse line of credit of $230.8 million and $63.1 million at December 31, 2003 and 2002, respectively.

(3)          On October 14, 2003, the Company refinanced all of the outstanding loans under the amended and restated credit agreement it entered into in connection with the completion of the Insignia Acquisition. The Tranche A and Tranche B facilities were combined into a single term loan B facility.

(4)          Includes non-recourse debt relating to a building investment in Japan of $43.7 million and $40.0 million at December 31, 2003 and 2002, respectively.